SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2012

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 8, 2012, Saul Centers, Inc. issued a press release to report its financial results for the quarter and year ended December 31, 2011. The release is furnished as Exhibit 99.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, the Board of Directors (the “Board”) of Saul Centers, Inc. (the “Company”), acting pursuant to the Company’s Amended and Restated Bylaws, increased the size of the Board by two persons, bringing the total number of seats on the Board to fourteen. The Board appointed George P. Clancy, Jr. and H. Gregory Platts to fill the vacancies created by such increase.

Mr. Clancy, age 68, is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. (1995-2010). Mr. Clancy has extensive experience in banking, which includes serving as President and Chief Operating Officer of the Riggs National Corporation (1985-1986) and President and Chief Executive Officer of Signet Bank, N.A. (1988-1995). He serves on the board of directors of ASB Capital Management, Inc., Chevy Chase Trust Company, Washington Gas Light Company and WGL Holdings. Mr. Clancy also serves on the board of directors or trustees of the Catholic Charities Foundation, Catholic Charities, the Mary and Daniel Loughran Foundation, the University System of Maryland Foundation, Inc. and the University of Maryland College Park Foundation. Mr. Clancy also serves on the executive committee of the Washington D.C. Police Foundation. Mr. Clancy has a B.A. in English from the University of Maryland and an M.B.A. degree from Loyola University.

Mr. Platts retired from the National Geographic Society in 2011 after a 31-year career. He had been Senior Vice President and Treasurer since 1991, responsible for all investment and banking activities. Prior to joining the National Geographic Society in 1980, Mr. Platts served as a trust investment officer with the First American Bank in Washington, DC from 1972 to 1978. Mr. Platts currently serves on the boards of the Center for the Study of the Presidency & Congress, the Walter A. Bloedorn Foundation and the Hattie M. Strong Foundation. He is an emeritus board member of Decatur House, a National Trust property. He has served as a director and president of the Washington Society of Investment Analysts and chairman of the American Red Cross Blood Services Mid-Atlantic Region.

The Board, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, determined that Messrs. Clancy and Platt meet the definition of “independent directors” under the New York Stock Exchange listing standards.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated March 8, 2012, of Saul Centers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: March 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 8, 2012, of Saul Centers, Inc.